CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-Effective Amendment No. 21 to the Registration Statement of Franklin Federal Tax-Free Income Fund on Form N-1A (File No. 2-75925) of our report dated June 3, 1998 on our audit of the Financial Statements and Financial Highlights of Franklin Federal Tax-Free Income Fund, which report is included in the Annual Report to Shareholders for the year ended April 30, 1998, which is incorporated by reference in the Registration Statement.



                                    /s/COOPERS & LYBRAND L.L.P.




San Francisco, California
June 19, 1998